UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012 (May 7, 2012)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 7, 2012, Forward Air Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company's stockholders approved three proposals. The proposals are described in detail in the Proxy Statement.

Proposal 1

The Company's stockholders elected nine individuals to the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ronald W. Allen	14,130,063	12,354,417	845,308
Bruce A. Campbell	25,982,271	502,209	845,308
C. Robert Campbell	26,229,466	255,014	845,308
C. John Langley, Jr.	25,764,773	719,707	845,308
Tracy A. Leinbach	26,456,659	27,821	845,308
Larry D. Leinweber	26,251,635	232,845	845,308
G. Michael Lynch	26,251,406	233,074	845,308
Ray A. Mundy	26,094,308	390,172	845,308
Gary L. Paxton	25,791,964	692,516	845,308

Proposal 2

The Company's stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2012, as set forth below:

Votes For	Votes Against	Abstentions
26,354,674	970,660	4,454

Proposal 3

The Company's stockholders voted to approve an advisory resolution on Company's executive compensation (“Say on Pay” vote), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,042,927	1,435,939	5,614	845,308

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: May 7, 2012	By:	/s/ Rodney L. Bell
Rodney L. Bell Senior Vice President, CFO and Treasurer

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